Exhibit 99.2

Newtek Business Services Hires Vincent W. Saul as Vice President of Financial Institutions

-Newtek Intends to Offer Business and Financial Services to its Existing Financial Institution Clients

New York, N.Y. - January 22, 2008 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market, announced today the hiring of Vincent W. Saul as Vice President of Financial Institutions in Newtek’s Insurance Agency.

Vincent W. Saul has over 15 years of experience in the insurance industry. Prior to joining Newtek, Mr. Saul worked in both a sales and underwriting capacity at BancInsure, Inc. and St. Paul Companies, respectively, where he specialized in commercial insurance for financial institutions. At Newtek, Mr. Saul will be responsible for managing the sales and marketing process for all commercial insurance products to financial institutions. David Schreffler, also hired recently, will work in conjunction with Vincent Saul and, as previously announced, specializes in health and employee benefits for financial institutions.

Newtek also announced today that during the second half of 2008 it intends to launch a new turnkey solution to satisfy financial institution needs for dedicated servers, hosting and/or data storage, enabling these entities to comply with regulatory requirements with the highest level of safety and security.

Barry Sloane, chairman and CEO of Newtek Business Services, Inc. said, “Newtek is positioning itself to be a major provider of business and financial services which will specifically address key risk pressure points for financial institutions. Newtek will offer these services through its strategic alliance partnerships and contracts with Credit Union National Association (CUNA), PSCU Financial Services, Fiserv Solutions, Inc. d/b/a IntegraSys, and over 200 credit unions.”

Mr. Sloane continued, “With Newtek’s ability to provide insurance and risk solutions as well as state-of-the-art technology and security solutions, it becomes a one-stop-shop for financial institutions that seek to reduce their risk and more safely process business. In the second half of 2008, Newtek intends to offer these products and services with warranty and insurance protection as part of its strategy to deliver business services with the highest level of quality and lowest level of risk to its customers.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small- to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7 percent of all employer firms, generate 60 to 80 percent of all new jobs annually and create more than 50 percent of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 84,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, please visit www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com